UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
 Amendment #2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEVEL20 INC.
(Exact name of registrant as specified in its charter)

Nevada	_______________	90-0888324
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

228 Hamilton Avenue, 3rd Floor
Palo Alto, CA 94301
(address of principal executive offices)

Registrant's telephone number, including area code: (403) 614-4441

Cane Clark Agency, LLC
3273 E. Warm Springs, Rd.
Las Vegas, NV 89120
(Name and address of agent for service of process)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.      |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(3)
Common Stock	20,000,000	$0.005	$100,000	$13.64

(1)	This price was arbitrarily determined by Level20 Inc.
(2)	under the Securities Act.
(3)	Already paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Scott Doney, Esq.
3273 E. Warm Springs, Rd.
Las Vegas, NV  89120
Ph: (702) 312-6255

PROSPECTUS
LEVEL20 INC.
20,000,000
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

SUBJECT TO COMPLETION, Dated February 21, 2013

This prospectus relates to our offering of 20,000,000 new shares of our common stock at an offering price of $0.005 per share. The offering will commence promptly after the date of this prospectus and close no later than 180 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 180 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 20,000,000 shares ($100,000).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and directors, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.005	None	$0.005
Total (maximum offering)	$100,000	None	$100,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.005 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: February 21, 2013

Level20 Inc.

The Company

We were incorporated in the State of Nevada on September 17, 2012. On October 17, 2012, we entered into an asset purchase agreement with Raptify Marketing Systems Ltd. (“Raptify”), whereby we acquired certain assets from Raptify in exchange for 5,000,000 shares of our common stock, 3,000,000 shares of which was received by Raptify and 2,000,000 shares received by certain debt holders of Raptify. The assets included certain equipment, software described below, contracts and intellectual property.  Furthermore, the assets we acquired from Raptify include the ability to administer online contest campaigns. Our business is client ready and can commence upon client engagement and delivering our services. The necessary activities that are being undertaken are rebranding, corporate identity, media kits, websites and necessary peripherals to carry out and conduct business as Level20. The remaining activates are moving into market with the finished items as listed above and identifying and closing new clients which have been and continue to be identified and communicated with. We expect to generate revenues within the next 120days upon completion of the above activities with sponsored and brand campaigns.

Our intellectual property is a fully developed, commercially operational incentive marketing system that builds brand awareness and generates qualified targeted leads for any size of business through a patent-pending online contest marketing solution (“Contest Marketing Solution™” “CMS™”).   This CMS™ is modular, scalable and fully customizable.   The core of this CMS™ taps into the power of shared interests and personal relationships between targeted individual consumers to initiate a chain reaction where the clients brand, brand message and/or sales offering is passed from one person to another in rapid succession.  The result is a network of subscribers that participate in contest promotions centered and shared around their personal interests.  Our CMS™ produces quantifiable and verifiable participant data results, which can be used for ongoing marketing purposes with targeted demographics. The CMS™ data results assess how many consumers responded, whom they shared the campaign with, the level of engagement, how many other campaign participants were influenced and sales value generated.

We are now using the current CMS™ and plan to servicing our clients on a one-on-one relationship with the intention of evolving to a single sign-on multi-brand campaign portal through our domain Raptify.com. We believe this will drive both the subscribers and content providers (contests) to a single environment where revenue generation activity will be centralized and conducted.

Our goal is to focus is on North American markets, targeting the established advertising agencies whose book of clients are Fortune 500 companies.  These agencies have deep relationships with the brands they represent and large budgets that renew yearly.  A large concern for agencies and brands is the delivery of returns on their digital promotions and managing the complexities of the regulatory and compliance landscape around digital promotions and contests throughout multiple jurisdictions.

The goal is to manage the distribution and navigate the regulatory environments, providing agencies and brands the necessary reporting, analytics, attribution metrics, ROI and brand reengagement. We plan to satisfy the complexities placed on the agencies and the expectations of the brands.

Our secondary focus is small to medium businesses that suffer similar complexities but require localized or regional distribution of their contest promotions. We plan to service this market segment with a do it yourself platform that allows them to quickly and efficiently administer, launch, manage and settle a contest.

We expect revenues will be derived from the issuance of the contest, advertising and sponsorship throughout the duration of the campaign and through re-engagement activities such as affiliate sales after the closing of the contest.

Later on, we plan to expand internationally expansion with multi-currency and multi-language platform upon the establishment of the North American platform. This may be accomplished through licensed partners within each region of the World or through our own internal corporate initiative.

As of December 31, 2012, we had $2,440 in current assets and current liabilities in the amount of $18,781. Accordingly, we had a working capital deficit of $16,341 as of December 31, 2012. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

However, our management has retained discretion to use the proceeds of the Offering for other uses. The minimum investment amount for a single investor is $2,000 for 400,000 shares.  The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 20,000,000 shares ($100,000).

Our address is 228 Hamilton Avenue, 3rd Floor, Palo Alto, CA 94301. Our phone number is (403) 614-4441.  Our fiscal year end is December 31.

The Offering

Securities Being Offered	Up to 20,000,000 shares of our common stock.

Offering Price
The offering price of the common stock is $0.005 per share.  There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.   Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the OTC Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. There is no guarantee, however, that our common stock will ever be quoted on the OTC Bulletin Board.

Minimum Number of Shares To Be Sold in This Offering
There is no minimum number of shares required to be sold in this Offering. All funds received in connection with this Offering will be made immediately available to us.  There is a minimum investment amount for a single investor of $2,000 for 400,000 shares of common stock.

Maximum Number of Shares To Be Sold in This Offering	20,000,000
Securities Issued and to be Issued	41,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	61,000,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $100,000. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 180 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information

Balance Sheet Data	As of December 31, 2012
Cash	$2,440
Total Assets	$27,440
Liabilities	$18,781
Total Stockholder’s Equity	$8,659
Statement of Operations	From September 17, 2012 (Inception) to December 31, 2012
Revenue	$0
Net Profit (Loss) for Reporting Period	$(19,941)

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Financial Condition

If we do not obtain additional financing, our business expansion plans will be delayed and we may not achieve profitable operations.

We have limited cash and will require additional capital to complete the development of our business expansion plans. As of December 31, 2012, we had cash in the amount of $2,440. We have a working capital deficit of $16,341 as of December 31, 2012. Our business plan calls for ongoing expenses in staff, financing, and marketing. If no additional financing is secured, we may not be able to pay our expenses to pursue our business plan. If that is the case, our business will not grow as desired. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. If we are unable to locate suitable financing, our business expansion plans may be delayed and we may be unable to achieve profitable operations.

We may require additional capital in order to achieve commercial success and, if necessary, to finance future losses from operations as we endeavor to build revenue.

We do not have any commitments to obtain capital and we cannot assure you that we will be able to obtain adequate capital as and when required. The service business is labor and capital intensive and the level of operations obtainable by a service company is directly linked and limited by the amount of available capital.  Although we have some cash resources on hand at this time we believe that our ability to achieve commercial success and our continued growth will be dependent on our continued access to capital either through the additional sale of our equity or debt securities, bank lines of credit, projected financing or cash generated from our operations. We will seek to obtain additional working capital through the sale of our securities.  However, we have no agreements or understandings with any third parties at this time for our receipt of additional working capital.  Consequently, there can be no assurance that we will be able to obtain continued access to capital as and when needed or, if so, that the terms of any available financing will be subject to commercially, reasonable terms.

Since we have a limited operating history and no revenues to date, we may be unable to achieve or maintain profitability.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small emerging growth company.

We have limited financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small emerging growth company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

Our ability to continue as a business and implement our business plan will depend on our ability to raise sufficient debt or equity. There is no assurance such debt and/or equity offerings will be successful or that we will remain in business or be able to implement our business plan if the offerings are not successful.

Since there is substantial doubt as to our ability to continue as a going concern, as noted in L.L. Bradford & Company, LLC’s opinion for the period ended December 31, 2012,  it may be difficult for us to effectuate our business plan.

We have incurred a loss since our inception on September 17, 2012 and we have not yet been successful in establishing profitable operations. Our financial statements have been prepared on a going concern basis. Unanticipated costs and expenses, or the inability to generate revenues, could require additional financing; which would be sought through equity or debt financing. The fact that there are going concern considerations may make raising additional funds or obtaining loans more difficult. To the extent financing is not available, we may not be able to, or may be delayed in, implementing our business plan or meeting our obligations. This could result in the entire loss of any investment in shares of our common stock. We will continue to evaluate our projected expenditures relative to our available cash and to evaluate additional means of financing in order to satisfy our working capital and other cash requirements. Details regarding these concerns are included in the notes to the Financial Statements included in this filing (for the period ended December 31 , 2012).

Risks Associated with Our Business Model

If we are unable to successfully develop and market our products or our products do not perform as expected, our business and financial condition will be adversely affected.

With the release of any new product, we are subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in commercial implementation, and failure of products to perform as expected. In order to introduce and market new or enhanced products successfully with minimal disruption in customer purchasing patterns, we must manage the transition from existing products in the market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, product enhancements or products that respond to technological advances by others, that our new products will adequately address the changing needs of the market or that we will successfully manage product transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on our results of operations and financial condition.

Because of pressures from competitors with more resources, we may fail to implement our business strategy profitably.

The digital and mobile technology business is highly fragmented and extremely competitive and subject to rapid change. The market for customers is intensely competitive and such competition is expected to continue to increase.

We believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of new solutions and enhancements to existing businesses developed by us, our competitors, and their advisers.  Level20 is an online contest platform that utilizes digital media and technology to distribute and feature local and national branded promotional campaigns. If we are successful, we believe that larger and more established companies like Google, Groupon or Facebook with significantly greater resources may try to enter the market with similar technologies, and may be in better competitive positions than we are.  We do not believe any of these companies have developed large scale contesting platforms to date. Many consumers maintain simultaneous relationships with multiple digital brands and products and can easily shift consumption from one provider to another.  Our principal competitors are in segments such as the following;

  Websites promoting deal of the day gift certificates; and
  Large social media networks with deep distribution.
  Innovative search websites with local and national advertisers

 In addition, new competitors may be able to launch new businesses at relatively low cost.  In addition, either existing or new competitors may develop new technologies, and our existing and potential customers may shift their mass branding campaigns to these new technologies. Therefore, we cannot be sure that we will be able to successfully implement our business strategy in the face of such competition.

If our product does not achieve market acceptance, we may not have sufficient financial resources to fund our operations or further development.

While we believe that a viable market exists for our products, there can be no assurance that such technology will prove to be an attractive alternative to conventional or competitive products in the markets that we have identified for exploitation. In the event that a viable market for our product cannot be created as envisaged by our business strategy or our product does not achieve market acceptance, we may need to commit greater resources than are currently available to develop a commercially viable and competitive product. There can be no assurance that we would have sufficient financial resources to fund such development or that such development would be successful. In addition, if our product does not generate sufficient revenues, or we are unable to raise additional capital, we may be unable to fund our operations.  Our ability to raise additional funds will depend on financial, economic and other factors, many of which are beyond our control. There can be no assurance that, when required, sufficient funds will be available to us on satisfactory terms.

Our business will suffer if our network systems fail or become unavailable.

A reduction in the performance, reliability and availability of our network infrastructure would harm our ability to distribute our products to our users, as well as our reputation and ability to attract and retain customers. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems could also be subject to viruses, break-ins, sabotage, acts of terrorism, acts of vandalism, hacking, cyber-terrorism and similar misconduct. We might not carry adequate business interruption insurance to compensate us for losses that may occur from a system outage. Any system error or failure that causes interruption in availability of our product or an increase in response time could result in a loss of potential customers, which could have a material adverse effect on our business, financial condition and results of operations. If we suffer sustained or repeated interruptions, then our products and services could be less attractive to our users and our business would be materially harmed.

If our clients do not meet the needs and expectations of our subscribers, our business could suffer.

Our business depends on our reputation for providing high-quality contests, and our brand and reputation may be harmed by actions taken by clients that are outside our control. Any shortcomings of one or more of our clients, particularly with respect to an issue affecting the quality of the prize offered or the products or services sold, may be attributed by our subscribers to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and subscriber sentiment generated as a result of fraudulent or deceptive conduct by our clients could damage our reputation, reduce our ability to attract new subscribers or retain our current subscribers, and diminish the value of our brand.

We plan on continually making efforts to improve our systems to identify suspicious activity, detect fraud and improve our defenses. However, if fraudulent or other malicious activity is perpetrated, and we are unable to detect and prevent it, the affected customers’ campaigns may experience or perceive a reduced return on their investment. This may lead to high levels of dissatisfaction with our advertising services, refusals to pay, refund demands or withdrawal of future business.

If fraudulent or other malicious activity occurs, and we are unable to detect and prevent it, we could also experience increased costs relating to remuneration or losses as a result of these activities. Any of these occurrences could damage our brand and lead to a loss of customers and revenue and increased costs.

We may be unable to protect our intellectual property rights from third-party claims and litigation, which could be expensive, divert management's attention, and harm our business.

Our success is dependent in part on obtaining, maintaining and enforcing our proprietary rights and our ability to avoid infringing on the proprietary rights of others.

We seek patent protection for those inventions and technologies for which we believe such protection is suitable and is likely to provide a competitive advantage to us.   Because patent applications in the United States are maintained in secrecy until either the patent application is published or a patent is issued, we may not be aware of third-party patents, patent applications and other intellectual property relevant to our products that may block our use of our intellectual property or may be used in third-party products that compete with our products and processes. In the event a competitor or other party successfully challenges our products, processes, patents or licenses or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

We also rely substantially on trade secrets, proprietary technology, nondisclosure and other contractual agreements, and technical measures to protect our technology, application, design, and manufacturing know-how, and work actively to foster continuing technological innovation to maintain and protect our competitive position.  We cannot assure you that steps taken by us to protect our intellectual property and other contractual agreements for our business will be adequate, that our competitors will not independently develop or patent substantially equivalent or superior technologies or be able to design around patents that we may receive, or that our intellectual property will not be misappropriated.

If we are unable to manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. When that happens we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports.  However, after effectiveness of this S-1 we intend to file Form 8-A registering a class of securities under Section 12, subjecting us to the full reporting requirements.

Until then, and as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter.

Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information.

Risks Associated with Management and Control Persons

Because we are subject to additional regulatory compliance matters as a result of becoming a public company, which compliance includes Section 404 of the Sarbanes-Oxley Act of 2002, and our management has limited experience managing a public company, the failure to comply with these regulatory matters could harm our business.

Our management and outside professionals will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company and we may not successfully or efficiently manage this transition. Rob Danard, our Chief Executive Officer and Director, has no experience running a public company.  For now, he will rely heavily on legal counsel and accounting professionals to help with our future SEC reporting requirements.  This will likely divert needed capital resources away from the objectives of implementing our business plan.   These expenses could be more costly that we are able to bear and could result in us not being able to successfully implement our business plan.

We expect rules and regulations such as the Sarbanes-Oxley Act of 2002 will increase our legal and finance compliance costs and make some activities more time-consuming than in the past. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company.

As a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, but will not be required to provide an auditor’s attestation regarding such report and management’s report need not be provided until our second annual report.  Section 404 compliance efforts may divert internal resources and will take a significant amount of time and effort to complete. We may not be able to successfully complete the procedures and certification of Section 404 by the time we will be required to do so. If we fail to do so, or if in the future our management determines that our internal controls over financial reporting are not effective, we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our stock. Furthermore, whether or not we comply with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement necessary procedures or changes effectively or efficiently, it could harm our operations, financial reporting or financial results.

Because our Chief Executive Officer and Director, Rob Danard, has no experience running a public company, it is possible the business might not be successful.

Rob Danard has no experience serving as an officer or director of a public company, or experience with the reporting or financial disclosure requirements which public companies are subject to. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to his ultimate lack of experience with public companies and their reporting requirements in general.

We rely on key members of management, the loss of whose services could adversely affect our success and development.

Our success depends to a certain degree upon certain key members of the management. These individuals are a significant factor in our growth and ability to meet our business objectives.  In particular, our success is highly dependent upon the efforts of Rob Danard, our Chief Executive Officer, and Director, the loss of which could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of an investor's investment.

Compensation may be paid to our officers, directors and employees regardless of our profitability, which may limit our ability to finance our business plan and adversely affect our business.

Rob Danard, our Chief Executive Officer will be receiving compensation and any other current or future employees of our company may be entitled to receive compensation, payments and reimbursements regardless of whether we operate at a profit or a loss. Any compensation received by Mr. Danard or any other senior executive in the future will be determined from time to time by the board of directors. Such obligations may negatively affect our cash flow and our ability to finance our business plan, which could cause our business to fail.

Our business and growth may suffer if we are unable to attract and retain key employees.

Our success depends on the expertise and continued service of our Chief Executive Officer, Robert Danard, and certain other key technical personnel. It may be difficult to find a sufficiently qualified individual to replace Mr. Danard or other key technical personnel in the event of death, disability or resignation, resulting in our being unable to implement our business plan and we having no operations or revenues.

Furthermore, our ability to expand operations to accommodate our anticipated growth will also depend on our ability to attract and retain qualified media, management, finance, marketing, sales and technical personnel.  However, competition for these types of employees is intense due to the limited number of qualified professionals.  Our ability to meet our business development objectives will depend in part on our ability to recruit, train and retain top quality people with advanced skills who understand our technology and business. We believe that it will be able to attract competent employees, but no assurance can be given that we will be successful in this regard. If we are unable to engage and retain the necessary personnel, its business may be materially and adversely affected.

Risks Related To Legal Uncertainty

Because our Certificate of Incorporation and Bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our Certificate of Incorporation, Bylaws, and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Because we are subject to certain regulatory requirements in connection with our client contests, the failure to adhere to those requirements could result in having to deal with government inquiries, fines, and other actions, all of which would have the unwanted effect of harming or disrupting our business operations.

Certain jurisdictions within the United States and Canada require registration of our client contests, bonding, insurance and secondary language inclusion. These do not apply to all jurisdictions and in most cases one or none of the above is mandatory. As an example, Rhode Island asks that if our client has a local presence it must register the contest;

New York and Florida require bonding and registration, and Quebec, Canada requires registration, bonding and the inclusion of the French language.

The failure to adhere to these government regulations could result in government inquiries, fines, and other actions that would have the unwanted effect of harming or disrupting our business.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.005 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock that would dilute your ownership.

We expect to continue to finance our operations, acquisitions and develop strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any debt securities or instruments we may issue would have rights superior to the rights of our common stockholders.

Our common stock price may fluctuate significantly and you may lose all or part of your investment.

Because we are a newly emerging company, there are few objective metrics by which our progress may be measured. Consequently, we expect that the market price of our common stock will likely fluctuate significantly. There can be no assurance whether or when we will generate revenue from the license, sale or delivery of our unique products and services. In the absence of product revenue as a measure of our operating performance, we anticipate that investors and market analysts will assess our performance by considering factors such as:

  announcements of developments related to our business;
  developments in our strategic relationships with companies;
  our ability to enter into or extend investigation phase, development phase, commercialization phase and other agreements with new and/or existing partners;
  announcements regarding the status of any or all of our collaborations or products;
  market perception and/or investor sentiment regarding our products and services;
  announcements regarding developments in the digital and mobile technology and the broadcast and entertainment industries in general;
  the issuance of competitive patents or disallowance or loss of our patent or trademark rights; and
  quarterly variations in our operating results.

We will not have control over many of these factors but expect that our stock price may be influenced by them. As a result, our stock price may be volatile and you may lose all or part of your investment.

The market for purchases and sales of our common stock may be very limited, and the sale of a limited number of shares could cause the price to fall sharply.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Since we are controlled by current insiders and affiliates of the Company, you and our other non-management shareholders will be unable to affect the outcome in matters requiring shareholder approval.

As of February 21, 2013 , 36,000,000 shares of our common stock are owned by Rob Danard and Adrian Ansell (a non-management affiliate) representing control of approximately 88% of the total voting power of our company.  As a result, Danard and Ansell essentially have the ability to elect all of our directors and to approve any action requiring stockholder action, without the vote of any other stockholders.  It is possible that the interests of Danard and Ansell could conflict in certain circumstances with those of other stockholders.  Such concentrated ownership may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into other transactions that require shareholder approval.  These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 20,000,000 shares of common stock offered at a public offering price of $0.005 per share will vary depending upon the total number of shares sold.

The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$100,000	100.0%
Commission[1]	$0	0.0%
Net Proceeds	$100,000	100.0%
USE OF NET PROCEEDS
Ongoing development costs[2]	$12,500	12.5%
Marketing and client commitments(3)	$25,000	25%
Legal and accounting[4]	$27,500	27.5%
Working Capital[5]	$35,000	35%
TOTAL APPLICATION OF NET PROCEEDS	$100,000	100.0%

1Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2Ongoing development costs: We intend to use approximately $12,500 for our ongoing development costs to expand both the corporate website and the application website.

3Marketing and client commitments: We intend to use approximately $25,000 to initiate the digital marketing campaigns and client campaign commitments.

4 Legal and Accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs in connection with our offering and future needs.

5Working Capital: A portion of the proceeds will be used for working capital needs.

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$75,000	100.0%	$50,000	100.0%	$25,000	100.0%
Commission	$0	0.0%	$0	0.0%	$0	0.0%
Net Proceeds	$75,000	100.0%	$50,000	100.0%	$25,000	100.0%
USE OF NET PROCEEDS
Ongoing development costs	$12,500	16.6%	$12,500	25%	$5,000	20%
Marketing and client commitments	$25,000	33.3%	$25,000	50%	$7,500	30%
Legal and Accounting	27,500	36.6%	$12,500	25%	$12,500	50%
Working Capital	$10,000	13.3%	$0	-	$0	-
TOTAL APPLICATION OF NET PROCEEDS	$75,000	100.0%	$50,000	100.0%	$25,000	100.0%

Determination of Offering Price

The $0.005 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of December 31, 2012 was $8,659 or $0.0002 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2012. Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 20,000,000 shares of common stock for $100,000, net tangible book value will be approximately $0.002 per share. This will represent an immediate increase of approximately $0.0018 per share to existing stockholders and an immediate and substantial dilution of approximately $0.002 per share, or approximately 60%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of December 31 , 2012, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.005 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	41,000,000	67.2%	$29,600
New Investors	20,000,000	32.8%	$100,000
Total	61,000,000	100%	$129,600

Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board.

We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officer and Director

We are offering up to a total of 20,000,000 shares of common stock. The offering price is $0.005 per share. The offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 20,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and directors satisfy the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and director will sell the shares being offered pursuant to this offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 180 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 180-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $2,000 for 400,000 shares. All checks for subscriptions must be made payable to "Level20 Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of February 21, 2013 , there were 41,000,000 shares of our common stock issued and outstanding.  Our shares are currently held by 10 stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no  pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

L.L. Bradford & Company, LLC, Certified Public Accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  L.L. Bradford & Company, LLC has presented their report with respect to our audited financial statements.  The report of L.L. Bradford & Company, LLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

We were incorporated in the State of Nevada on September 17, 2012. On October 17, 2012, we entered into an asset purchase agreement with Raptify Marketing Systems Ltd. (“Raptify”), whereby we acquired certain assets from Raptify in exchange for 5,000,000 shares of our common stock, 3,000,000 shares of which was received by Raptify and 2,000,000 shares received by certain debt holders of Raptify. The assets included certain equipment, software described below, contracts and intellectual property.  Furthermore, the assets we acquired from Raptify include the ability to administer online contest campaigns. Our business is client ready and can commence upon client engagement and delivering our services. The necessary activities that are being undertaken are rebranding, corporate identity, media kits, websites and necessary peripherals to carry out and conduct business as Level20. The remaining activates are moving into market with the finished items as listed above and identifying and closing new clients which have been and continue to be identified and communicated with. We expect to generate revenues within the next 120days upon completion of the above activities with sponsored and brand campaigns.

We own and operate a patent-pending proprietary Contest Marketing Solution™ (“CMS™”).  We acquired the CMS™ platform in the above asset purchase from Raptify who spent over 3 years and $450,000 developing the system.  The CMS™ is a fully developed, commercially operational incentive marketing system that builds brand awareness and generates qualified targeted leads for any size of business through a patent-pending online system.  This CMS™ is modular, scalable and fully customizable. The core of this CMS™ taps into the power of shared interests and personal relationships between targeted individual consumers to initiate a chain reaction where the clients brand, brand message and/or sales offering is passed from one person to another in rapid succession.  The result is a network of subscribers that participate in contest promotions centered and shared around their personal interests.  The CMS™ connects consumers to promotions and presented brands of all sizes: National Fortune 500 companies to local small and medium sized regional businesses.

Our CMS™ produces quantifiable and verifiable participant data results, which can be used for ongoing marketing purposes with targeted demographics. The CMS™ data results assess how many consumers responded, whom they shared the campaign with, the level of engagement, how many other campaign participants were influenced and sales value generated.

We are now using the CMS™ and servicing our clients on a one-on-one relationship with the intention of evolving to a single sign on multi-brand campaign portal through Raptify.com. We believe this will drive both the subscribers and content providers (contests) to a single environment where revenue generation activity will be centralized and conducted.

It should be noted that prior to us purchasing the assets of Raptify Marketing Systems Ltd. (operating online as www.raptify.com) Raptify ran a few successful beta trial campaigns. Each campaign was an open and closed transaction and each contract completed accordingly. We have adopted this website through the asset purchase agreement and we are in the process of rebranding the Raptify site to reflect our new ownership and will edit it in accordance with the change in status.

Traditional marketing efforts to promote contests or corporate promotional giveaways have included direct mail, newspaper, radio, television and some have included online efforts but they have generally not successfully leveraged the viral nature of social media such as Facebook or Twitter. Our patented solution rewards a company with a competition advantage based on its ability to drive viral distribution and participation towards sales and lead generation.  There are other online contesting companies such as Strutta and WildfireApp that are more focused on driving interest to social pages. Unfortunately this brand engagement dies at the closing of that promotional offer and usually only incentivizes a limited amount of the participants.

Our patented method of contest distribution uses incentive based, viral marketing where participants are rewarded for sharing the contest with like minded family, friends and associates.  Participants’ odds increase with the more people they invite as does their chances of sharing in that winning experience with that chain of winners.

This incentive based marketing creates a new and proprietary way for brands to attract and identify customers, brand influencers and ambassadors to sell goods and services.

The contest subscriber website is www.raptify.com where users will be able to create an account, set personal preferences, link to their social media profiles and consume, share and engage in branded contests throughout North America. We plan for this site to have three main sections: open contests they are participating in, closed contests they previously participated in and current and available contests that can be searched or screen based on personal preferences.

Further we plan that within each section individuals will be served promotional material, deals, and advertising relevant to that brand and personal preference. We anticipate each section will contain short videos on the brand experience, to explain what the brand experience offers if customers win and a video of the winners sharing and consuming the winning brand experience.

We intend to email our Raptify.com subscribers contest offers that are targeted by location and personal preferences. Consumers can also access our contests directly through our websites and mobile applications.

We expect that new subscribers will be driven to Raptify through all digital advertising efforts such as paid, search, social, mobile, location, email and, where essential, traditional methods. All contests will initially be seeded throughout our database of subscribers but also promoted through our client’s social media assets and client lists thus driving up our total subscribers.

A typical contest might offer an all inclusive weekend at the MGM in Las Vegas, a set of customized Callaway Golf Clubs and lessons with golf pro at the Calloway training course just off the Las Vegas strip.

 This contest would immediately be pushed out and shared by golf lovers and enthusiasts from one personal contact to another. The advantage of our CMS™ platform is that the each contestant in the winning referral chain is a winner and in this example goes on the trip and all share the experience together. We anticipate that this experienced will be documented and distributed through social media to all the contestants that participated as a further means of advertising for the sponsors (in this example, Callaway and the MGM) . We believe that seeing winning participants consume the incentive adds further validation and credibility to the CMS™ and allows the sponsors to further leverage the media assets. We plan to earn upfront fees from the brands for the campaign, online advertising fees and additional affiliate revenue by promoting “after-campaign” deals and incentives to this group throughout the year.

Regardless if we are running a contest for a national brand throughout North America or a local merchant within a single city, they all must strictly adhere to the rules, regulatory and compliance specified by the government and governing bodies in each jurisdiction. Age, eligibility, terms and conditions, bonding, insurance and many other finite details are part of our core competencies and our commit when delivering campaigns to our clients.  We anticipate the CMS™ will evolve to include a campaign creation toolbox that will allow for dynamic contest creation, where an agency, brand manager or our employee can map out a campaign very quickly with proper terms conditions, contracts, approval sign off and a compliance checklist.

Our management and sales operations are currently being headed up by Robert Danard with all other activities contracted out to facilitate the delivery of a campaign. Photaris Marketing Systems currently manages all of the technical aspects of the business and the data is hosted and served through Serenity Networks, a Tier 1 data center located in Vancouver, British Columbia, Canada. We are actively sourcing out qualified board members, advisors and management to execute on our anticipated growth.

Corporate Website

In addition to corporate and investor information the website will include detailed sales and marketing materials and news feed, blogs and online support and utilities.

Raptify.com – Contest Portal

We plan that delivery and distribution to the consumer of all contest offerings will be based upon user profile by location, interests and other preferences.  The site will then aggregate all contests, while segmenting distribution based upon the means of client submission and their branding strategy to specifically determine which offerings are available nationally and regionally. We anticipate post marketing opportunities will occur within this platform to drive affiliate revenue and secondary sales.

Small/Medium Business Contest Creation Tool

We plan to offer a low cost entry platform targeting small to mid-sized businesses wishing to promote themselves through self-directed contests on a local or regional level.  Our goal is that this portal will offer a comprehensive toolkit and tutorials to initiate, register and administer a fully-compliant contest or sweepstake, providing basic templates and customization options to uniquely brand their efforts and monitor their results using fundamental reporting tools.  This option may not require or include any 3rd party intervention but does provide limited access to support and assistance through our administration team.

Advertising Agency Contest Creation Tool

We expect the enterprise solution will be a backend system providing every available tool and customization option to those agencies and marketing firms wishing to offer our products to their corporate clients in a closed loop campaign as a standalone offering or as integration to existing programs and marketing efforts.  This option is expected to provide full support and assistance to the agency behind the scenes.  We plan that utilities and reporting tools will be comprehensive and customizable, allowing for white-labeling to their own client base.

We expect that this solution will be best suited to major national brands rolling out a complete North American campaign.

International Licensing & Site Mirrors

For international expansion we plan that International Licensed Affiliates wishing to duplicate our offerings in foreign countries will have the opportunity to acquire exclusive licensing through our international release of mirror programs, enabling them to tailor a solution to their local market’s culture, currency, language and compliance to legal requirements.

Patents

We own and operate the patent-pending proprietary CMS™.  Rapitfy’s attorney completed the patent applications for the United States and Canada and filed on behalf of the company. Raptify filed the US Patents, filing No. 12753864 and it utilized Canadian counsel to submit the Canadian filings, No. 2261/P1551CA00. We acquired these assets through the Asset Purchase Agreement and we currently hold patent pending status for both jurisdictions.

Regulatory Matters

We are subject to the laws and regulations of those jurisdictions in which we plan to conduct client contests, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, conducting client contests in the United States, Canada, and other jurisdictions are subject to certain regulatory and/or supervisory requirements.  Certain jurisdictions within the United States and Canada require registration of the client contests, bonding, insurance and secondary language inclusion. These do not apply to all jurisdictions and in most cases one or none of the above is mandatory. As an example, Rhode Island asks that if our client has a local presence it must register the contest; New York and Florida require bonding and registration, and Quebec, Canada requires registration, bonding and the inclusion of the French language.

Employees

We currently have two full-time employees Rob Danard and Ryan Frey who are only remunerated through successful contracts. Russell Krywolt, President of Raptify Marketing Systems, is acting as an independent non-paid consultant to assist with the transition of assets from Raptify Marketing Systems in accordance with warranties of the Asset Purchase Agreement. Our goal is to identify and hire qualified employees as clients are contracted and sufficient funds are available.

Description of Property

We do not own any real property.  We maintain our executive offices at 228 Hamilton Avenue, 3rd Floor, Palo Alto, CA 94301.  We have a twelve month lease at this location at $299 per month with incidentals estimated to take this total to $5,000 per year.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have 10 holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

Audited Financial Statements:

31	Report of Independent Registered Public Accounting Firm
32	Balance Sheets as of December 31 , 2012;
33	Statement of Operations for the period from inception (September 17, 2012) to December 31 , 2012;
34	Statement of Cash Flows for period from inception (September 17, 2012) to December 31 , 2012;
35	Statement of Stockholders’ Equity for period from inception (September 17, 2012) to December 31 , 2012;
36	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders’ of Level20, Inc.

We have audited the accompanying consolidated balance sheets of Level20, Inc. as of December 31, 2012, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from September 17, 2012 (Inception) to December 31, 2012.  Level20, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audits of the financial statements include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Level20, Inc. as of December 31, 2012, and the results of its consolidated operations, stockholders’ equity, and cash flows for the year then ended and for the period September 17, 2012 (inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has suffered recurring losses and had negative cash flows from operations that raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company
Las Vegas, Nevada
February 13, 2013

Level20 Inc. (A Development Stage Company)
Balance Sheet

December 31, 2012 $
ASSETS

Current Assets

Cash	2,440

Total Current Assets	2,440
Property and equipment, net of accumulated depreciation of $nil (Note 4)	24,999
Other assets
Intangible assets, net of accumulated amortization of $nil (Note 4)	1
Total Other Assets	1

Total Assets	27,440

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	3,781
Short-term debt (Note 5)	15,000

Total Current Liabilities	18,781

Contingencies (Notes 1 and 3)

Stockholders’ Equity (Deficit)

Preferred Stock, 10,000,000 shares authorized
Common Stock, 90,000,000 shares authorized, $0.0001 par value 41,0000,000 issued and outstanding (Note 6)	4,100
Additional Paid in Capital	24,500
Deficit Accumulated During the Development Stage	(19,941)

Total Stockholders’ Equity	8,659

Total Liabilities and Stockholders’ Equity	27,440

(See Notes to Financial Statements)

Level20 Inc. (A Development Stage Company)
Statement of Operations

September 17, 2012 (Inception) to December 31, 2012 $

Revenue	-

Expenses
Office	755
Professional fees	17,823
Regulatory fees	770
Travel	593

Total Operating Expenses	(19,941)

Net Loss	(19,941)

Net Loss Per Share – Basic and Diluted	-

Weighted Average Shares Outstanding – Basic and Diluted	27,734,000

(See Notes to Financial Statements)

Level20 Inc. (A Development Stage Company)
Statement of Cash Flows

September 17, 2012 (Inception) to December 31, 2012 $
Operating Activities

Net loss	(19,941)
Less non-cash items:
Amortization and depreciation	-
Changes in operating assets and liabilities:
Increase in accounts payable	3,781

Net Cash Used in Operating Activities	(16,160)

Investing Activities

Acquisition of property and equipment	-
Acquisition of intangible assets	-

Net Cash Used in Investing Activities	-

Financing Activities

Short-term loan proceeds	15,000
Proceeds from common stock	3,600

Net Cash Provided by Financing Activities	18,600

Increase in Cash	2,440

Cash - Beginning of Period	-

Cash - End of Period	2,440

Non-cash Financing and Investing Activities:

Acquisition of assets for common shares	25,000

Supplemental Disclosures:

Interest paid	-
Income taxes paid	-

(See Notes to Financial Statements)

Level20 Inc. (A Development Stage Company)
Statement of Stockholders’ Equity

	Shares #	Amount $	Additional Paid-in Capital $	Deficit Accumulated during the Development Stage $	Total $

Balance – September 17, 2012 (Inception)	-	-	-	-	-
Shares issued for cash at $0.005 per share	36,000,000	3,600	-	-	3,600
Shares issued for asset acquisition	5,000,000	500	24,500	-	25,000
Net loss for the period	-	-	-	(19,941)	(19,941)

Balance – December 31, 2012	41,000,000	4,100	24,500	(19,941)	8,659

(See Notes to Financial Statements)

Level20 Inc. (A Development Stage Company)
Notes to Financial Statements

1.	Nature of Operations

Level20 Inc. (the “Company”) was incorporated in the State of Nevada on September 17, 2012. On October 17, 2012, the Company entered into an asset purchase agreement (the “APA”) with Raptify Marketing Systems Ltd. (“Raptify”), whereby the Company acquired certain assets from Raptify in exchange for 5,000,000 shares of our common stock, 3,000,000 shares of which was received by Raptify and 2,000,000 shares received by certain other stakeholders of Raptify (See Note 4).

The intellectual property acquired is a fully developed, commercially operational incentive marketing system that builds brand awareness and generates qualified targeted leads for any size of business through a patent-pending online contest marketing solution (“Contest Marketing Solution™” “CMS™”). This CMS™ is modular, scalable and fully customizable. The core of this CMS™ taps into the power of shared interests and personal relationships between targeted individual consumers to initiate a chain reaction where the clients brand, brand message and/or sales offering is passed from one person to another in rapid succession. The result is a network of subscribers that participate in contest promotions centered and shared around their personal interests. Our CMS™ produces quantifiable and verifiable participant data results, which can be used for ongoing marketing purposes with targeted demographics. The CMS™ data results assess how many consumers responded, whom they shared the campaign with, the level of engagement, how many other campaign participants were influenced and sales value generated.

The Company is now in the business of marketing its CMS and servicing its resulting clients through an online consumer portal which offers the CMS contest platform and agency tools. The Company is using the current CMS™ and servicing our clients on a one-on-one relationship with the intention of evolving to a single sign on multi-brand campaign portal through Raptify.com. We believe this will drive both the subscribers and content providers (contests) to a single environment where revenue generation activity will be centralized and conducted.

2.	Summary of Significant Accounting Policies

Fiscal Year End

The Company’s fiscal year end is December 31.

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

Cash and cash equivalents include cash on deposit in overnight deposit accounts and investments in money market accounts.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets or, when applicable, the life of the lease, whichever is shorter. Computer equipment is depreciated based on estimated useful lives.

Intangible Assets

The Company’s intangible assets consist of the cost of formulations, manufacturing processes, labeling rights and trademarks. To the extent capitalized, the Company’s intangible assets are amortized over their estimated useful lives based on the period the assets are expected to contribute to the Company’s cash flows. The Company performs impairment tests whenever events or circumstances indicate that intangible assets might be impaired.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. As of December 31, 2012, the Company did not have any Long-Lived Assets that were impaired.

Revenue Recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.

Financial Instruments

The Company has financial instruments whereby the fair value of the financial instruments could be different from that recorded on a historical basis in the accompanying balance sheets. The Company's financial instruments consist of cash, accrued liabilities and short-term debt. The carrying amounts of the Company's financial instruments approximate their fair values as of December 31, 2012 due to their short-term nature.

Income Taxes

The Company follows ASC subtopic 740-10 (formerly Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”) for recording the provision for income taxes. ASC 740-10 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Basic and Diluted Net Income (Loss) Per Share

Net loss per share is computed in accordance with ASC subtopic 260-10. The Company presents basic loss per share (“EPS”) and diluted EPS on the face of its statements of operations. Basic EPS is computed by dividing reported earnings by the weighted average shares outstanding. Diluted EPS is computed by adding to the weighted average shares the dilutive effect if common stock was issued upon the exercise of stock options and warrants. For the period from September 17, 2012 to December 31, 2012, the denominator in the diluted EPS computation is the same as the denominator for basic EPS due to the anti-dilutive effect of outstanding warrants on the Company’s net purchase warrants issued as at December 31, 2012.

3.	Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not begun operations as at December 31, 2012. These conditions give rise to doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing and to generate profits and positive cash flow. The Company will require a cash injection of an additional $500,000 over the next twelve months to continue to launch and grow its business. Management believes this additional capital will provide the Company the opportunity to be operationally cash flow positive and profitable over the next twelve months.

4.	Property and Equipment and Intangible Assets

On October 17, 2012, the Company entered into an asset purchase agreement (the “APA”) with Raptify Marketing Systems Ltd. (“Raptify”), whereby the Company acquired certain assets from Raptify in exchange for 5,000,000 shares of our common stock, 3,000,000 shares of which was received by Raptify and 2,000,000 shares received by certain other stakeholders of Raptify. The fair value of the assets acquired was $25,000 which was allocated to identifiable assets as follows:

$
Intellectual Property	1
Computer Systems	24,999
25,000

5.	Short-term Debt

The Company received a short-term loan of $15,000. This loan is non-interest bearing, unsecured and payable upon demand.

6.	Common Stock

The Company issued 5,000,000 shares of common stock at $0.005 per share to acquire certain assets valued at $25,000 in total (See Note 4).

The Company issued 36,000,000 shares of common stock at $0.005 per share for proceeds of $3,600.

7.	Income Taxes

The Company’s operations for the period from September 17, 2012 to December 31, 2012 resulted in a loss, thus no income taxes have been reflected in the accompanying statements of operations.

As of December 31, 2012, the Company has net operating loss carry-forwards which may or may not be used to reduce future income taxes payable. Current Federal tax law limits the amount of loss available to offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to this deferred asset. The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets. The provision for income taxes consists of the following:

Benefits of deferred tax assets	$19,941
Change in valuation allowance	$(19,941)
Provision for income tax	-

Below is a summary of deferred tax asset calculations as of December 31, 2012 based on a 34% income tax rate. Currently there is no reasonable assurance that the Company will be able to take advantage of a deferred tax asset. Thus, an offsetting allowance has been established for the deferred asset.

		Deferred Tax Asset
Net operating loss	$19,941	$6,780
Valuation allowance		$(6,780)
Deferred tax asset		-

For financial reporting purposes, the Company has incurred a loss since inception to December 31, 2012. Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2012. Further, management does not believe it has taken the position in the deductibility of its expenses that creates a more likely than not potential for future liability under the guidance of FIN 48.

Reconciliation between the income tax benefit amounts determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

Federal and state statutory rate	34%
Change in valuation allowance	(34%	)
	-

8.	Fair Value Measurements

The Company adopted ASC Topic 820-10 to measure the fair value of certain of its financial assets required to be measured on a recurring basis. The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations. ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The Company has no level 3 assets or liabilities.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2012:

	Level 1 $	Level 2 $	Level 3 $	Total $
Assets:
Property and equipment	-	24,999	-	24,999
Intellectual property	-	1	-	1
Liabilities:
Short-term debt	-	15,000	-	15,000

9.	Subsequent Events

The Company has evaluated all subsequent events through the date these financial statements were issued and determined that there are no subsequent events to record and no subsequent events to disclose.

Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above.  Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Our Plan for the Next 12 Months

The following are our business goals and milestones within the next 12 months:

  Secure necessary funds
  Drive client growth and revenue through contest campaigns.
  Drive the growth of our subscriber base
  Expand affiliate and business development partnerships.
  Increase our product offering through innovation.
  Establish our presence in the marketplace as the leading Online Contesting Platform.

The following milestones, steps to achievement, timelines and associated costs are listed as follows:

Secure Necessary Funds. As a continuous effort, we plan to obtain financing from close friends, family and business associates. This activity will be ongoing until adequate capital has been secured at terms favorable to us and/or sufficient revenue is generated to meet our ongoing capital requirements. We require $530,000 of funding in the next 12 months.  We hope to sell the shares included in this offering for the first $100,000, and plan to obtain the remaining funds from a combination of debt and/or equity financing arrangements and revenues generated from our business plan.  We anticipate that Rob Danard and Adrian Ansell will spearhead our financing efforts and we hope to complete this offering within 30 days of effectiveness. We have not had any discussion with funding sources, but we plan to after this registration statement goes effective. We may have to engage a broker dealer to help with any private sales thereafter, but have not taken any steps to reach out to any brokerage firms yet. We expect to generate revenues within the next 120days.

Drive client growth and revenue through contest campaigns. To drive client growth, we expect to expand the number of ways in which subscribers can discover contests through our marketplace. As revenue is recognized significant investments into our sales force and partnership networks will be committed to further client relationships and acquire local expertise. Retention will be focused on providing Brands with a positive campaign experience and offering targeted placement of their contest campaigns to our subscribers, tools to manage these campaigns more effectively and superior customer service. Current efforts are focused on developing a sponsorship campaign that is centered on the 18-25year old demographic offering four year college tuition as the contest incentive. The intended sponsors of this type of campaign design would be companies like Visa, Ford, or Bank of America. The sponsorship fees associated with a contest driven advertising campaign of this size is estimated at $1.5M. We would anticipate 70% of this amount to be campaign costs with Level20 retaining 30%. Additionally, securing contracts directly with brands and through established advertising agencies will be necessary to achieve desired growth. We are establishing the go to market strategy and digital marketing initiatives essential to engage with prospective clients to secure contracts and achieve this milestone. The majority of costs are passed-through to the clients and sponsors but sales, marketing and general and administrative are an ongoing daily activity and estimated to cost $30,000 per month ($360,000) with the sponsorship campaign costs estimated at another $50,000.

Drive the growth of our subscriber base. We will invest significant effort to acquire subscribers through online marketing initiatives. Our goal will be to retain existing and acquire new subscribers by providing preference driven and targeted contests, quality subscriber service and expanding the number of contest offerings through both local and national brands. Activity has commenced on the development and release of our digital marketing strategy to encourage subscriber sign up and generate brand participation. This activity has commenced and will be an ongoing core business activity. This activity is estimated to cost $40,000 in 2013. These costs are variable and can be supplemented as revenue is recognized.

Expand affiliate and business development partnerships. We intend to establish an online reseller network of commissioned agents and strategic partners. We expect to sign partnership agreements with online companies such as Google, Microsoft, Yahoo and Facebook. These intended partners display, promote and distribute our contests to their users in exchange for a share of the revenue generated from our campaigns. These costs will be built into our client proposals and passed through to the client. We intend to maintain ongoing efforts to expand our business with strategic affiliates and business development partnerships. Our goal is to initiate these activities in the spring of 2013. Costs are estimated to be $50,000 for 2013.

Increase our product offering through innovation. We intend to scope out the future versions and product releases to increase the number of subscribers and clients that transact business through our online contesting platform. We believe our network of subscribers will be a focal point for companies to promote their brands and showcase all of their contests. Expansion from an online presence into all mobile, tablet and operating systems is essential innovation for Level20. These activities have being initiated into planning but no capital allocation or timelines have been committed.

Establish our presence in the marketplace as the leading Online Contesting Platform. All efforts will be made to firmly establish Level20 as the leader in the delivery, fulfillment and distribution of brand driven online contests to its subscriber base. In addition to the traditional and digital marketing efforts it is not uncommon for these efforts to be supported by viral sharing and word of mouth marketing that is prevalent with many online subscriber based communities. This behavior is often encouraged through referral or loyalty incentives. We expect to invest in this activity as revenues allow us to do so; however no part of the budget is allocated at this time until we establish a substantial subscriber network.

We intend to use the net proceeds from this offering, subsequent private offerings, and all future revenue for working capital, general corporate purposes and to expand the product offerings. The expectation is invest significant net profit from each campaign and to support those efforts with a future financing if deemed necessary. We do not have any commitments to a financing plan at this time. Investment communication and material may be forthcoming but has not yet been produced. We have not had any discussions with credit facilities.

Accounting and Legal. We estimate that we will need approximately $27,000 to $30,000 to cover attorney’s fees and accounting fees in the next twelve months.

Results of Operations for the period from inception (September 17, 2012) to December  31, 2012

Revenues

We have not earned any revenues since our inception. There is no assurance that we will be able to accomplish our business plan to earn revenues.

Operating Expenses

Our operating expenses were $19,941 for the period from inception to December 31, 2012.  Our operating expenses mainly consisted of legal and accounting fees.

Net Loss

We had a net loss of $19,941 for the period from inception to December 31, 2012.

Liquidity and Capital Resources

As of December 31, 2012, we had total current assets of $2,440 and total assets in the amount of $27,440. Our total current liabilities as of December 31, 2012 were $18,781.  We had a working capital deficit of $16,341 as of December 31, 2012.

Operating activities used $16,160 in cash the period from inception to December 31, 2012. Our net loss of $19,941 and an increase in accounts payable of $3,781 were the main components of our negative operating cash flow.

Cash flows provided by financing activities during the period from inception to December 31, 2012 amounted to $18,600 and consisted primarily of $15,000 as proceeds from a non-related party loan and $3,600 from common shares issued for cash.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We anticipate needing approximately $500,000 in the next 12 months. We only have $2,440 in cash as of December 31, 2012 and this amount is not sufficient to even commence our operations.  We do not know our monthly burn rate as we were only recently incorporated, but our operating expenses were $19,941 from September 17, 2012 to December 31, 2012. We anticipate that our cash needs will be around $40,000 per month.

We expect to complete our current offering of $100,000 pursuant to this Prospectus within 30 days of our Registration Statement being declared effective. The remaining shortfall will be secured through the fundraising efforts of Rob Danard and Adrian Ansell soon after closing this Offering. We may have to engage, if possible, a licensed broker dealer to assist with our fundraising efforts. We have not contacted any to date. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. We plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Off Balance Sheet Arrangements

As of December 31 , 2012, there were no off balance sheet arrangements.

Going Concern

We have negative working capital and losses in the two most recent years. These factors create substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Our ability to continue as a going concern is dependent on our generating cash from obtaining debt financing and attaining future profitable operations. Management’s plans include selling our equity securities and obtaining debt financing to fund our capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

Emerging Growth Company Status

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act ("JOBS Act").  We will remain an "emerging growth company" for up to five years, or until the earliest of:

1.	the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

2.	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

3.	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

  not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company", which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);
  reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
  exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the "Securities Act") for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our sole executive officer and director and his age as of February 21, 2013 is as follows:

Name	Age	Position Held with the Company
Rob Danard	39	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Director

Set forth below is a brief description of the background and business experience of our executive officer and director.

Rob Danard, Chief Executive Officer, Chief Financial Officer and Director

Mr. Danard began his career in 1998, while studying Business at the University of Calgary. During the last five years Mr. Danard held the following positions, titles and was engaged in the following business activities: In 2009, Mr. Danard operated WealthMates Inc., a privately held corporation where he held the position of President providing business development and consulting services. During this time he assisted in the business with product development and client engagement. In 2010 he and his partner Kent Speakman founded Engageia Inc. a digital marketing agency. He acts as a managing partner with the firm. The company was nominated as the Top Digital agency in North America in social media by iMedia Connection. Throughout 2010 to present, as a Senior Enterprise

Sales Associate with Cortex Business Solutions, he sells oil and gas procurement software to the Energy industries top oil and gas producers. Since the Incorporation of Level20 Inc. he currently acts as the President and CEO of this entity managing the necessary activities within the business. In addition, Danard currently sits as a Director of a Cana Venture Capital Corporation a publically listed Toronto Venture Exchange listed capital pool corporation.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We do not currently have any significant employees aside from Rob Danard.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Executive Compensation

Compensation Discussion and Analysis

We presently do not have employment agreements with any of our named executive officers and we have not established a system of executive compensation or any fixed policies regarding compensation of executive officers.

Our sole executive officer holds substantial ownership in our company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the period from inception to December 31 , 2012.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rob Danard, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Director	2012	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31 , 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Rob Danard	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to date of this Prospectus.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of  February 21, 2013 , certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership1	% of Common Stock2
Rob Danard 113 Tremblant Place SW Calgary, AL T3H 0C4 Canada	Common Stock	3,000,000 Shares	7.3%
DIRECTORS AND OFFICERS – TOTAL (One Director and Officer)		3,000,000 Shares	7.3%

5% SHAREHOLDERS
Adrian Ansell 16 Stella Street Be Air III Makati, Philippines	Common Stock	33,000,000 Shares	80.4%

Raptify Marketing Systems Ltd. (3) 735-525 Seymour Street Vancouver, BC V6B 3H7 Canada	Common Stock	3,000,000 Shares	7.3%

1.	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 41,000,000 shares of common stock issued and outstanding for the company as of February 21, 2013 .

3.	Russell Krywolt has voting and investment control over the shares held by Raptify Marketing Systems Ltd.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as follows, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

On October 17, 2012, we entered into an asset purchase agreement with Raptify Marketing Systems Ltd. (“Raptify”), whereby we acquired certain assets from Raptify in exchange for 5,000,000 shares of our common stock, 3,000,000 shares of which was received by Raptify. The 3,000,000 shares that Raptify acquired were negotiated in an arm’s length transaction and arbitrarily chosen by management and bear no relationship to our assets, earnings, book value or any other objective criteria of value. As a result of the transaction, Raptify is a 5% beneficial owner of our common stock.  The assets acquired include certain equipment, software, contracts and intellectual property described in this prospectus.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$13.64
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Total	$15,013.64

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

On October 30, 2012, we issued 36,000,000 shares of our common stock, 3,000,000 of which went to our President, CEO and Director, Rob Danard and the remaining 33,000,000 went to Adrian Ansell.

On October 17, 2012, we entered into an asset purchase agreement with Raptify Marketing Systems Ltd., (“Raptify”) whereby we acquired certain assets from Raptify in exchange for 5,000,000 shares of our common stock.

All shares were issued pursuant to Regulation S of the 1933 Act. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-laws (1)
5.1	Opinion of Cane Clark, LLP, with consent to use (1)
10.1	Asset Purchase Agreement, dated October 17, 2012 (2)
23.1	Consent of Independent Registered Public Accounting Firm

(1)	Incorporated by reference to our registration statement on Form S-1 filed with the Securities and Exchange Commission on December 24, 2012.
(2)	Incorporated by reference to our registration statement on Form S-1/A filed with the Securities and Exchange Commission on February 14, 2013.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any  material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

4.     That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Palo Alto, California on February 21, 2013 .

LEVEL20 INC.

By: /s/ Rob Danard
Rob Danard
Chief Executive Officer Chief Financial Officer,
Principal Accounting Officer, and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Rob Danard
Rob Danard
Principal Executive Officer, Principal Financial
Officer Principal Accounting Officer, and sole
Director

February 21, 2013